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                 [LETTERHEAD OF ARTHUR ANDERSEN APPEARS HERE]


                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 20, 1998, on the Tower Operations of Southern Communications Services, Inc. and to all references to our Firm included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP


Atlanta, Georgia
July 20, 1999